CONSENT OF DOPKINS & COMPANY, INDEPENDENT ACCOUNTANTS

We consent to the reference of our firm under the caption "Experts" and to the use of our reports dated November 9, 1996 with respect to the financial statements of S. H. Gow & Company, Inc. and Gow Management Services, Inc. included in the Supplement to Prospectus dated February 12, 1992 and related Registration Statement (Form S-4, No. 33-44271) of Hilb, Rogal, and Hamilton Company.



                                 /S/ Dopkins & Company





Buffalo, New York
December 20, 1996